UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 10, 2010

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.  Entry into a Material Definitive Agreement

On December 10, 2010, Thompson Creek Metals Company Inc. (the “Company”) executed a senior secured revolving credit agreement (the “Credit Agreement”) with the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

The Credit Agreement provides for a four year revolving credit facility (the “Credit Facility”) in the original amount of $290 million and permits the Company to increase the size of the facility to $300 million at any time.  The Credit Facility will terminate and all amounts outstanding thereunder will be due and payable on December 10, 2014.  The Company can prepay amounts outstanding under the Credit Facility at any time, and the Credit Facility can be voluntarily terminated at any time prior to the December 10, 2014 maturity date without premium or penalty. The Company is required to pay interest on the amounts borrowed under the Credit Facility and a commitment fee on the actual daily unused amount of commitments under the Credit Facility, in each case at rates determinable based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement provides for borrowings of up to an aggregate of $290 million. Up to $100 million of the Credit Facility will be available for letters of credit, and up to $30 million will be available for swingline loans.  The Credit Facility will be available for borrowings by the Company in US dollars and Canadian dollars.

Proceeds from borrowings under the Credit Agreement may be used for any general corporate purpose, including capital expenditures.  The Company may elect that revolving loans under the Credit Agreement denominated in US dollars bear interest at either the ABR (as defined in the Credit Agreement ) or the Eurodollar Rate (as defined in the Credit Agreement), plus a margin that varies depending on the Company’s Consolidated Leverage Ratio.  The Company may elect that revolving loans under the Credit Agreement denominated in Canadian dollars bear interest at either the Canadian Prime Rate (as defined in the Credit Agreement) or the CDOR Rate (as defined in the Credit Agreement), plus a margin that varies depending on the Company’s Consolidated Leverage Ratio.

The Credit Agreement contains customary representations and warranties of the Company for the benefit of the administrative agent and the lenders.  The Credit Agreement also contains various affirmative and negative covenants and customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to similar obligations, bankruptcy and other insolvency events, judgment defaults, and the occurrence of a Change of Control (as defined in the Credit Agreement).  Under the terms of the Credit Agreement, the Company is not permitted to allow its Consolidated Leverage Ratio to exceed 3.00:1.00 for any period of four consecutive fiscal quarters.  In addition, the Company must maintain a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3:00:1.00 for any period of four consecutive fiscal quarters, and must maintain minimum consolidated liquidity on the terms set forth in the Credit Agreement.

In connection with the Credit Agreement the Company and certain of its subsidiaries entered into U.S. and Canadian Guarantee and Collateral Agreements (the “Guarantee and Collateral Agreements”) in favor of JPMorgan Chase Bank, N.A. as administrative agent for the lenders under the Credit Agreement.  Pursuant to the Guarantee and Collateral Agreements, the obligations of the Company in respect of the Credit Facility (the “Obligations”) are secured by a senior lien on substantially all of the tangible and intangible assets of the Company.  Certain of the Company’s subsidiaries guarantee the Obligations pursuant to the Guarantee and Collateral Agreements, and such guarantees are secured by a lien on in substantially all of the tangible and intangible assets of the guarantor subsidiaries.

The guaranty of the Obligations by Terrane Metals Corp., a wholly-owned subsidiary of the Company (“Terrane”), is secured by a perfected junior lien on certain assets of Terrane, which liens are subordinated to the liens held by Royal Gold, Inc. (“Royal Gold”) pursuant to the gold stream purchase agreement dated October 20, 2010, among the Company, Royal Gold, an affiliate of Royal Gold, and Terrane.

Certain of the lenders under the Credit Agreement and affiliates of those lenders currently provide, and may in the future provide, general banking and other financial services (including swaps and other hedging contracts) to the Company.

The above description is qualified in its entirety by reference to the terms of the Credit Agreement and the Guarantee and Collateral Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2010, the Company entered into the Credit Agreement and the Guarantee and Collateral Agreements more specifically described in Item 1.01 of this Current Report on Form 8-K, which descriptions are incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On December 10, 2010, the Company issued a press release announcing its entry into the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Credit Agreement by and among Thompson Creek Metals Company Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto dated December 10, 2010.

10.2

Guarantee and Collateral Agreement by and among Thompson Creek Metals Company Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated December 10, 2010.

10.3

Canadian Guarantee and Collateral Agreement by and among Thompson Creek Metals Company Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated December 10, 2010.

99.1	Thompson Creek Metals Company Inc. Press Release dated December 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
Date: December 10, 2010	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement by and among Thompson Creek Metals Company Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto dated December 10, 2010.

10.2

Guarantee and Collateral Agreement by and among Thompson Creek Metals Company Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated December 10, 2010.

10.3

Canadian Guarantee and Collateral Agreement by and among Thompson Creek Metals Company Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, dated December 10, 2010.

99.1	Thompson Creek Metals Company Inc. Press Release dated December 10, 2010